Exhibit 99.2

Regions Financial Corporation and Subsidiaries
Financial Supplement
Third Quarter 2021

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2021 Earnings Release

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2021 Earnings Release
Financial Highlights

	Quarter Ended
($ amounts in millions, except per share data)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Earnings Summary
Interest income - taxable equivalent	$1,017	$1,018	$1,024	$1,072	$1,071
Interest expense - taxable equivalent	41	43	46	55	71
Net interest income - taxable equivalent	976	975	978	1,017	1,000
Less: Taxable-equivalent adjustment	11	12	11	11	12
Net interest income	965	963	967	1,006	988
Provision for (benefit from) credit losses	(155)	(337)	(142)	(38)	113
Net interest income after provision for (benefit from) credit losses	1,120	1,300	1,109	1,044	875
Non-interest income	649	619	641	680	655
Non-interest expense	938	898	928	987	896
Income before income taxes	831	1,021	822	737	634
Income tax expense	180	231	180	121	104
Net income	$651	$790	$642	$616	$530
Net income available to common shareholders	$624	$748	$614	$588	$501

Earnings per common share - basic	0.65	0.78	0.64	0.61	0.52
Earnings per common share - diluted	0.65	0.77	0.63	0.61	0.52

Balance Sheet Summary
At quarter-end
Loans, net of unearned income	$83,270	$84,074	$84,755	$85,266	$88,359
Allowance for credit losses	(1,499)	(1,684)	(2,068)	(2,293)	(2,425)
Assets	156,153	155,610	153,331	147,389	145,180
Deposits	132,039	131,484	129,602	122,479	118,445
Long-term borrowings - Other	2,451	2,870	2,916	3,569	4,919
Shareholders' equity	18,605	18,252	17,862	18,111	17,904
Average balances
Loans, net of unearned income	$83,350	$84,551	$84,755	$86,664	$89,370
Assets	155,630	154,678	146,554	144,819	142,845
Deposits	131,897	131,132	122,937	119,767	116,656
Long-term borrowings - Other	2,774	2,901	3,192	4,634	5,437
Shareholders' equity	18,453	18,000	18,038	17,915	17,759

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2021 Earnings Release
Selected Ratios and Other Information

	As of and for Quarter Ended
	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Return on average assets* (1)	1.66%	2.05%	1.78%	1.69%	1.48%
Return on average common shareholders' equity*	14.75%	18.35%	15.20%	14.37%	12.38%
Return on average tangible common shareholders’ equity (non-GAAP)* (2)	21.34%	26.91%	22.28%	21.15%	18.32%
Efficiency ratio	57.7%	56.4%	57.3%	58.1%	54.1%
Adjusted efficiency ratio (non-GAAP) (2)	56.6%	56.9%	56.8%	55.8%	55.3%
Common book value per share	$17.75	$17.38	$16.87	$17.13	$16.92
Tangible common book value per share (non-GAAP) (2)	$12.32	$11.94	$11.46	$11.71	$11.49
Tangible common shareholders’ equity to tangible assets (non-GAAP) (2)	7.79%	7.58%	7.43%	7.91%	7.88%
Common equity (3)	$11,628	$11,190	$10,952	$10,525	$10,092
Total risk-weighted assets (3)	$108,164	$107,943	$106,261	$106,943	$108,285
Common equity Tier 1 ratio (3)	10.8%	10.4%	10.3%	9.8%	9.3%
Tier 1 capital ratio (3)	12.3%	11.9%	11.9%	11.4%	10.8%
Total risk-based capital ratio (3)	14.1%	13.9%	14.0%	13.6%	13.0%
Leverage ratio (3)	8.8%	8.6%	8.9%	8.7%	8.5%
Effective tax rate	21.7%	22.6%	21.9%	16.5%	16.5%
Allowance for credit losses as a percentage of loans, net of unearned income	1.80%	2.00%	2.44%	2.69%	2.74%
Allowance for credit losses as a percentage of loans excluding PPP, net of unearned income (non-GAAP)(2)	1.83%	2.07%	2.57%	2.81%	2.90%
Allowance for credit losses to non-performing loans, excluding loans held for sale	283%	253%	280%	308%	316%
Net interest margin (FTE)*	2.76%	2.81%	3.02%	3.13%	3.13%
Adjusted net interest margin (FTE) (non-GAAP) (2) *	3.30%	3.31%	3.40%	3.40%	3.41%
Loans, net of unearned income, to total deposits	63.1%	63.9%	65.4%	69.6%	74.6%
Net charge-offs as a percentage of average loans*	0.14%	0.23%	0.40%	0.43%	0.50%
Non-accrual loans, excluding loans held for sale, as a percentage of loans	0.64%	0.79%	0.87%	0.87%	0.87%
Non-performing assets (excluding loans 90 days past due) as a percentage of loans, foreclosed properties, non-marketable investments and non-performing loans held for sale	0.66%	0.93%	0.90%	0.91%	0.90%
Non-performing assets (including loans 90 days past due) as a percentage of loans, foreclosed properties, non-marketable investments and non-performing loans held for sale (4)	0.80%	1.09%	1.09%	1.10%	1.08%
Associate headcount—full-time equivalent	18,963	18,814	18,926	19,406	19,766
ATMs	2,051	2,051	2,101	2,083	2,058
Branch Statistics
Full service	1,276	1,280	1,332	1,333	1,334
Drive-through/transaction service only	34	33	34	36	47
Total branch outlets	1,310	1,313	1,366	1,369	1,381
*Annualized
(1)Calculated by dividing net income by consolidated average assets.
(2)See reconciliation of GAAP to non-GAAP Financial Measures on pages 6, 7, 11, 12, 13, 15, 19, 21, 22, 23 and 26
(3)Current quarter Common equity as well as Total risk-weighted assets, Common equity Tier 1, Tier 1 capital, Total risk-based capital and Leverage ratios are estimated.
(4)Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 16 for amounts related to these loans.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2021 Earnings Release
Consolidated Statements of Income (unaudited)

	Quarter Ended
($ amounts in millions, except per share data)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Interest income on:
Loans, including fees	$847	$849	$854	$906	$903
Debt securities	135	131	133	136	140
Loans held for sale	7	12	12	9	8
Other earning assets	17	14	14	10	8
Total interest income	1,006	1,006	1,013	1,061	1,059
Interest expense on:
Deposits	15	17	19	24	32
Long-term borrowings	26	26	27	31	39
Total interest expense	41	43	46	55	71
Net interest income	965	963	967	1,006	988
Provision for (benefit from) credit losses	(155)	(337)	(142)	(38)	113
Net interest income after provision for (benefit from) credit losses	1,120	1,300	1,109	1,044	875
Non-interest income:
Service charges on deposit accounts	162	163	157	160	152
Card and ATM fees	129	128	115	117	115
Wealth management income	95	96	91	89	85
Capital markets income	87	61	100	110	61
Mortgage income	50	53	90	75	108
Securities gains (losses), net	1	1	1	—	3
Other	125	117	87	129	131
Total non-interest income	649	619	641	680	655
Non-interest expense:
Salaries and employee benefits	552	532	546	581	525
Equipment and software expense	90	89	90	90	89
Net occupancy expense	75	75	77	78	80
Other	221	202	215	238	202
Total non-interest expense	938	898	928	987	896
Income before income taxes	831	1,021	822	737	634
Income tax expense	180	231	180	121	104
Net income	$651	$790	$642	$616	$530
Net income available to common shareholders	$624	$748	$614	$588	$501
Weighted-average shares outstanding—during quarter:
Basic	955	958	961	960	960
Diluted	962	965	968	965	962
Actual shares outstanding—end of quarter	955	955	961	960	960
Earnings per common share: (1)
Basic	$0.65	$0.78	$0.64	$0.61	$0.52
Diluted	$0.65	$0.77	$0.63	$0.61	$0.52
Taxable-equivalent net interest income	$976	$975	$978	$1,017	$1,000
________
(1) Quarterly amounts may not add to year-to-date amounts due to rounding.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2021 Earnings Release
Consolidated Statements of Income (continued) (unaudited)

	Nine Months Ended September 30
($ amounts in millions, except per share data)	2021	2020
Interest income on:
Loans, including fees	$2,550	$2,704
Debt securities	399	446
Loans held for sale	31	19
Other earning assets	45	32
Total interest income	3,025	3,201
Interest expense on:
Deposits	51	156
Short-term borrowings	—	10
Long-term borrowings	79	147
Total interest expense	130	313
Net interest income	2,895	2,888
Provision for (benefit from) credit losses	(634)	1,368
Net interest income after provision for (benefit from) credit losses	3,529	1,520
Non-interest income:
Service charges on deposit accounts	482	461
Card and ATM fees	372	321
Wealth management income	282	248
Capital markets income	248	165
Mortgage income	193	258
Securities gains (losses), net	3	4
Other	329	256
Total non-interest income	1,909	1,713
Non-interest expense:
Salaries and employee benefits	1,630	1,519
Equipment and software expense	269	258
Net occupancy expense	227	235
Other	638	644
Total non-interest expense	2,764	2,656
Income before income taxes	2,674	577
Income tax expense	591	99
Net income	$2,083	$478
Net income available to common shareholders	$1,986	$403
Weighted-average shares outstanding—during year:
Basic	958	959
Diluted	965	961
Actual shares outstanding—end of period	955	960
Earnings per common share:
Basic	$2.07	$0.42
Diluted	$2.06	$0.42
Taxable-equivalent net interest income	$2,929	$2,925

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2021 Earnings Release
Consolidated Average Daily Balances and Yield/Rate Analysis

	Quarter Ended
	9/30/2021			6/30/2021
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$2	$—	0.18%	$9	$—	0.13%
Debt securities (2)	29,308	135	1.85	28,633	131	1.83
Loans held for sale	1,044	7	2.64	1,382	12	3.36
Loans, net of unearned income:
Commercial and industrial	41,892	464	4.38	43,140	467	4.32
Commercial real estate mortgage—owner-occupied	5,436	60	4.37	5,358	60	4.42
Commercial real estate construction—owner-occupied	246	2	4.14	276	3	4.05
Commercial investor real estate mortgage	5,605	32	2.18	5,521	30	2.19
Commercial investor real estate construction	1,706	12	2.72	1,761	12	2.73
Residential first mortgage	17,198	135	3.15	16,795	134	3.19
Home equity	6,523	58	3.53	6,774	60	3.52
Indirect—vehicles	557	5	3.12	690	5	3.09
Indirect—other consumer	2,097	38	7.09	2,174	39	7.27
Consumer credit card	1,128	35	12.19	1,108	33	12.13
Other consumer	962	17	7.32	954	18	7.32
Total loans, net of unearned income	83,350	858	4.07	84,551	861	4.07
Interest bearing deposits in other banks	25,144	9	0.15	23,337	7	0.11
Other earning assets	1,303	8	2.06	1,297	7	2.20
Total earning assets	140,151	1,017	2.88	139,209	1,018	2.92
Unrealized gains/(losses) on debt securities available for sale, net (2)	674			627
Allowance for loan losses	(1,581)			(1,896)
Cash and due from banks	1,937			2,094
Other non-earning assets	14,449			14,644
	$155,630			$154,678
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Savings	$14,328	4	0.13	$13,914	5	0.14
Interest-bearing checking	25,277	2	0.03	25,044	2	0.03
Money market	30,765	2	0.02	30,762	2	0.03
Time deposits	4,527	7	0.55	4,813	8	0.64
Other deposits	1	—	1.50	4	—	0.55
Total interest-bearing deposits (3)	74,898	15	0.08	74,537	17	0.09
Long-term borrowings	2,774	26	3.65	2,901	26	3.59
Total interest-bearing liabilities	77,672	41	0.20	77,438	43	0.22
Non-interest-bearing deposits (3)	56,999	—	—	56,595	—	—
Total funding sources	134,671	41	0.12	134,033	43	0.13
Net interest spread (2)			2.67			2.70
Other liabilities	2,506			2,645
Shareholders’ equity	18,453			18,000
	$155,630			$154,678
Net interest income /margin FTE basis (2)		$976	2.76%		$975	2.81%
_______
(1) Amounts have been calculated using whole dollar values.
(2) Debt securities are included on an amortized cost basis with yield and net interest margin calculated accordingly.
(3) Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 0.04% for the quarter ended September 30, 2021 and 0.05% for the quarter ended June 30, 2021.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2021 Earnings Release
Consolidated Average Daily Balances and Yield/Rate Analysis (continued)

	Quarter Ended
	3/31/2021			12/31/2020			9/30/2020
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)
Assets
Earning assets:
Debt securities (2)	$27,180	$133	1.96%	$26,779	$136	2.02%	$24,950	$140	2.24%
Loans held for sale	1,603	12	3.10	1,253	9	2.62	1,147	8	2.89
Loans, net of unearned income:
Commercial and industrial	42,816	459	4.33	43,889	491	4.44	46,405	474	4.05
Commercial real estate mortgage—owner-occupied	5,375	60	4.48	5,405	62	4.49	5,498	63	4.50
Commercial real estate construction—owner-occupied	303	3	3.89	303	3	3.95	318	3	4.04
Commercial investor real estate mortgage	5,375	30	2.22	5,549	32	2.22	5,324	31	2.27
Commercial investor real estate construction	1,847	13	2.75	1,899	13	2.82	1,974	15	2.87
Residential first mortgage	16,606	134	3.23	16,433	135	3.30	15,786	135	3.41
Home equity	7,085	62	3.55	7,411	67	3.61	7,727	70	3.59
Indirect—vehicles	850	7	3.24	1,023	8	3.22	1,223	10	3.25
Indirect—other consumer	2,352	44	7.51	2,514	49	7.74	2,835	57	8.06
Consumer credit card	1,151	35	12.19	1,190	37	12.40	1,194	38	12.62
Other consumer	995	18	7.43	1,048	20	7.47	1,086	19	7.36
Total loans, net of unearned income	84,755	865	4.11	86,664	917	4.20	89,370	915	4.06
Interest bearing deposits in other banks	16,509	4	0.10	13,379	3	0.10	10,372	2	0.10
Other earning assets	1,279	10	3.27	1,278	7	2.20	1,323	6	1.79
Total earning assets	131,326	1,024	3.14	129,353	1,072	3.29	127,162	1,071	3.35
Unrealized gains/(losses) on debt securities available for sale, net (2)	867			1,055			1,143
Allowance for loan losses	(2,139)			(2,286)			(2,308)
Cash and due from banks	1,931			2,027			2,174
Other non-earning assets	14,569			14,670			14,674
	$146,554			$144,819			$142,845
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Savings	$12,340	5	0.15	$11,374	3	0.12	$10,935	4	0.14
Interest-bearing checking	24,171	2	0.04	22,940	3	0.05	22,098	4	0.07
Money market	29,425	3	0.04	29,312	5	0.06	29,146	8	0.12
Time deposits	5,158	9	0.74	5,598	13	0.86	6,150	16	1.08
Other deposits	4	—	1.81	11	—	1.93	13	—	1.87
Total interest-bearing deposits (3)	71,098	19	0.11	69,235	24	0.13	68,342	32	0.19
Federal funds purchased and securities sold under agreements to repurchase	—	—	—	35	—	0.24	—	—	—
Long-term borrowings	3,192	27	3.42	4,634	31	2.66	5,829	39	2.63
Total interest-bearing liabilities	74,290	46	0.25	73,904	55	0.29	74,171	71	0.38
Non-interest-bearing deposits (3)	51,839	—	—	50,532	—	—	48,314	—	—
Total funding sources	126,129	46	0.15	124,436	55	0.17	122,485	71	0.23
Net interest spread (2)			2.89			3.00			2.97
Other liabilities	2,387			2,468			2,576
Shareholders’ equity	18,038			17,915			17,759
Noncontrolling interest	—			—			25
	$146,554			$144,819			$142,845
Net interest income/margin FTE basis (2)		$978	3.02%		$1,017	3.13%		$1,000	3.13%
_______
(1) Amounts have been calculated using whole dollar values
(2) Debt securities are included on an amortized cost basis with yield and net interest margin calculated accordingly.
(3) Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 0.06% for the quarter ended March 31, 2021, 0.08% for the quarter ended December 31, 2020 and 0.11% for the quarter ended September 30, 2020.

Adjusted Net Interest Margin (non-GAAP)
Regions believes the adjusted net interest margin (non-GAAP) provides investors with meaningful additional information about Regions' performance when margin associated with the SBA's Paycheck Protection Program (PPP) loans and excess cash are excluded from net interest margin (GAAP).

	Quarter-ended
	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Net interest margin (FTE) (GAAP)	2.76%	2.81%	3.02%	3.13%	3.13%
Impact of SBA PPP loans (1)	(0.05)%	(0.05)%	(0.04)%	(0.07)%	0.01%
Impact of excess cash (2)	0.59%	0.55%	0.42%	0.34%	0.27%
Adjusted net interest margin (FTE) (non-GAAP)	3.30%	3.31%	3.40%	3.40%	3.41%
_______
(1) The impact of SBA PPP loans was determined using average PPP loan balances and the related net interest income.
(2) The impact of excess cash was determined using the average cash balance in excess of $750 million and the related net interest income. The $750 million threshold approximates the average cash balance for the four quarters preceding the outbreak of the COVID 19 pandemic.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2021 Earnings Release
Pre-Tax Pre-Provision Income ("PPI") and Adjusted PPI (non-GAAP)
The Pre-Tax Pre-Provision Income tables below present computations of pre-tax pre-provision income excluding certain adjustments (non-GAAP). Regions believes that the presentation of PPI and the exclusion of certain items from PPI provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of income that excludes certain adjustments does not represent the amount that effectively accrues directly to shareholders.

	Quarter Ended
($ amounts in millions)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	3Q21 vs. 2Q21		3Q21 vs. 3Q20
Net income available to common shareholders (GAAP)	$624	$748	$614	$588	$501	$(124)	(16.6)%	$123	24.6%
Preferred dividends and other (GAAP) (1)	27	42	28	28	29	(15)	(35.7)%	(2)	(6.9)%
Income tax expense (GAAP)	180	231	180	121	104	(51)	(22.1)%	76	73.1%
Income before income taxes (GAAP)	831	1,021	822	737	634	(190)	(18.6)%	197	31.1%
Provision for (benefit from) credit losses (GAAP)	(155)	(337)	(142)	(38)	113	182	54.0%	(268)	(237.2)%
Pre-tax pre-provision income (non-GAAP)	676	684	680	699	747	(8)	(1.2)%	(71)	(9.5)%
Other adjustments:
Securities (gains) losses, net	(1)	(1)	(1)	—	(3)	—	—%	2	66.7%
Gains on equity investment (2)	—	—	(3)	(6)	(44)	—	NM	44	100.0%
Leveraged lease termination gains, net	(2)	—	—	—	—	(2)	NM	(2)	NM
Bank-owned life insurance (3)	—	(18)	—	(25)	—	18	100.0%	—	NM
Salaries and employee benefits—severance charges	—	2	3	26	2	(2)	(100.0)%	(2)	(100.0)%
Branch consolidation, property and equipment charges	—	—	5	7	3	—	NM	(3)	(100.0)%
Contribution to the Regions Financial Corporation foundation	—	1	2	10	—	(1)	(100.0)%	—	NM
Loss on early extinguishment of debt	20	—	—	14	2	20	NM	18	NM
Total other adjustments	17	(16)	6	26	(40)	33	206.3%	57	142.5%
Adjusted pre-tax pre-provision income (non-GAAP)	$693	$668	$686	$725	$707	$25	3.7%	$(14)	(2.0)%

______
NM - Not Meaningful
(1) The second quarter 2021 amount includes $13 million of Series A preferred stock issuance costs, which reduced net income available to common shareholders when the shares were redeemed during the second quarter of 2021.
(2) The first quarter 2021 amount is a gain on the sale of an equity investment, whereas the other quarters are valuations gains on the investment that was sold in the first quarter 2021.
(3) The second quarter 2021 amount relates to an individual BOLI claim benefit. During the fourth quarter of 2020, the Company recognized a gain on the exchange of BOLI policies.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2021 Earnings Release
Non-Interest Income

	Quarter Ended
($ amounts in millions)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	3Q21 vs. 2Q21		3Q21 vs. 3Q20
Service charges on deposit accounts	$162	$163	$157	$160	$152	$(1)	(0.6)%	$10	6.6%
Card and ATM fees	129	128	115	117	115	1	0.8%	14	12.2%
Wealth management income	95	96	91	89	85	(1)	(1.0)%	10	11.8%
Capital markets income (1)	87	61	100	110	61	26	42.6%	26	42.6%
Mortgage income	50	53	90	75	108	(3)	(5.7)%	(58)	(53.7)%
Commercial credit fee income	23	23	22	22	20	—	—%	3	15.0%
Bank-owned life insurance	18	33	17	43	17	(15)	(45.5)%	1	5.9%
Securities gains (losses), net	1	1	1	—	3	—	—%	(2)	(66.7)%
Market value adjustments on employee benefit assets (2)	5	8	7	7	14	(3)	(37.5)%	(9)	(64.3)%
Gains on equity investment (3)	—	—	3	6	44	—	NM	(44)	(100.0)%
Other	79	53	38	51	36	26	49.1%	43	119.4%
Total non-interest income	$649	$619	$641	$680	$655	$30	4.8%	$(6)	(0.9)%
Mortgage Income

	Quarter Ended
($ amounts in millions)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	3Q21 vs. 2Q21		3Q21 vs. 3Q20
Production and sales	$57	$50	$76	$74	$99	$7	14.0%	$(42)	(42.4)%
Loan servicing	26	25	24	24	23	1	4.0%	3	13.0%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	(3)	(38)	90	5	—	35	92.1%	(3)	NM
MSRs hedge gain (loss)	(12)	32	(83)	(11)	—	(44)	(137.5)%	(12)	NM
MSRs change due to payment decay	(18)	(16)	(17)	(17)	(14)	(2)	(12.5)%	(4)	(28.6)%
MSR and related hedge impact	(33)	(22)	(10)	(23)	(14)	(11)	(50.0)%	(19)	135.7%
Total mortgage income	$50	$53	$90	$75	$108	$(3)	(5.7)%	(58)	(53.7)%

Mortgage production - portfolio	$1,548	$1,746	$1,470	$1,833	$2,023	$(198)	(11.3)%	$(475)	(23.5)%
Mortgage production - agency/secondary market	1,276	1,255	1,306	1,553	1,465	21	1.7%	(189)	(12.9)%
Total mortgage production	$2,824	$3,001	$2,776	$3,386	$3,488	$(177)	(5.9)%	$(664)	(19.0)%

Mortgage production - purchased	59.7%	63.6%	51.3%	49.3%	50.9%
Mortgage production - refinanced	40.3%	36.4%	48.7%	50.7%	49.1%

Wealth Management Income

	Quarter Ended
($ amounts in millions)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	3Q21 vs. 2Q21		3Q21 vs. 3Q20
Investment management and trust fee income	$69	$69	$66	$67	$62	$—	—%	$7	11.3%
Investment services fee income	26	27	25	22	23	(1)	(3.7)%	3	13.0%
Total wealth management income (4)	$95	$96	$91	$89	$85	$(1)	(1.0)%	$10	11.8%
Capital Markets Income

	Quarter Ended
($ amounts in millions)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	3Q21 vs. 2Q21		3Q21 vs. 3Q20
Capital markets income	$87	$61	$100	$110	$61	$26	42.6%	$26	42.6%
Less: Valuation adjustments on customer derivatives (5)	1	(4)	11	8	5	5	125.0%	(4)	(80.0)%
Capital markets income excluding valuation adjustments	$86	$65	$89	$102	$56	$21	32.3%	$30	53.6%
_________
NM - Not Meaningful
(1)Capital markets income primarily relates to capital raising activities that includes debt securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivative and merger and acquisition advisory services.
(2)These market value adjustments relate to assets held for employee benefits that are offset within salaries and employee benefits expense.
(3)The first quarter 2021 amount is a gain on the sale of an equity investment, whereas the other quarters are valuations gains on the investment that was sold in the first quarter 2021.
(4)Total wealth management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the wealth management segment.
(5)For the purposes of determining the fair value of customer derivatives, the Company considers the risk of nonperformance by counterparties, as well as the Company's own risk of nonperformance. The valuation adjustments above are reflective of the values associated with these considerations.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2021 Earnings Release

Non-Interest Income

	Nine Months Ended		Year-to-Date 9/30/2021 vs. 9/30/2020
($ amounts in millions)	9/30/2021	9/30/2020	Amount	Percent
Service charges on deposit accounts	$482	$461	$21	4.6%
Card and ATM fees	372	321	51	15.9%
Wealth management income	282	248	34	13.7%
Capital markets income (1)	248	165	83	50.3%
Mortgage income	193	258	(65)	(25.2)%
Commercial credit fee income	68	55	13	23.6%
Bank-owned life insurance	68	52	16	30.8%
Securities gains (losses), net	3	4	(1)	(25.0)%
Market value adjustments on employee benefit assets - other (2)	20	5	15	300.0%
Gains on equity investment (3)	3	44	(41)	(93.2)%
Other	170	100	70	70.0%
Total non-interest income	$1,909	$1,713	$196	11.4%
Mortgage Income

	Nine Months Ended		Year-to-Date 9/30/2021 vs. 9/30/2020
($ amounts in millions)	9/30/2021	9/30/2020	Amount	Percent
Production and sales	$183	$222	$(39)	(17.6)%
Loan servicing	75	71	4	5.6%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	49	(94)	143	152.1%
MSRs hedge gain (loss)	(63)	110	(173)	(157.3)%
MSRs change due to payment decay	(51)	(51)	—	—%
MSR and related hedge impact	(65)	(35)	(30)	(85.7)%
Total mortgage income	$193	$258	$(65)	(25.2)%

Mortgage production - portfolio	$4,764	$5,392	$(628)	(11.6)%
Mortgage production - agency/secondary market	3,837	3,519	318	9.0%
Total mortgage production	$8,601	$8,911	$(310)	(3.5)%

Mortgage production - purchased	58.3%	45.6%
Mortgage production - refinanced	41.7%	54.4%
Wealth Management Income

	Nine Months Ended		Year-to-Date 9/30/2021 vs. 9/30/2020
($ amounts in millions)	9/30/2021	9/30/2020	Amount	Percent
Investment management and trust fee income	$204	$186	$18	9.7%
Investment services fee income	78	62	16	25.8%
Total wealth management income (4)	$282	$248	$34	13.7%
Capital Markets Income

	Nine Months Ended		Year-to-Date 9/30/2021 vs. 9/30/2020
($ amounts in millions)	9/30/2021	9/30/2020	Amount	Percent
Capital markets income	$248	$165	$83	50.3%
Less: Valuation adjustments on customer derivatives (5)	8	5	3	60.0%
Capital markets income excluding valuation adjustments	$240	$160	$80	50.0%
_________
NM - Not Meaningful
(1)Capital markets income primarily relates to capital raising activities that includes debt securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivative and merger and acquisition advisory services.
(2)These market value adjustments relate to assets held for employee benefits that are offset within salaries and employee benefits expense.
(3)The nine months ended 2021 amount is a gain on the sale of an equity investment, whereas the nine months ended 2020 amount is a valuation gain on the investment that was sold in the first quarter 2021.
(4)Total wealth management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the wealth management segment.
(5)For the purposes of determining the fair value of customer derivatives, the Company considers the risk of nonperformance by counterparties, as well as the Company's own risk of nonperformance. The valuation adjustments above are reflective of the values associated with these considerations.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2021 Earnings Release
Non-Interest Expense

	Quarter Ended
($ amounts in millions)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	3Q21 vs. 2Q21		3Q21 vs. 3Q20
Salaries and employee benefits	$552	$532	$546	$581	$525	$20	3.8%	$27	5.1%
Net occupancy expense	75	75	77	78	80	—	—%	(5)	(6.3)%
Equipment and software expense	90	89	90	90	89	1	1.1%	1	1.1%
Outside services	38	39	38	37	44	(1)	(2.6)%	(6)	(13.6)%
Professional, legal and regulatory expenses	21	15	29	21	22	6	40.0%	(1)	(4.5)%
Marketing	23	29	22	26	22	(6)	(20.7)%	1	4.5%
FDIC insurance assessments	11	11	10	12	10	—	NM	1	10.0%
Credit/checkcard expenses	16	17	14	13	12	(1)	(5.9)%	4	33.3%
Branch consolidation, property and equipment charges	—	—	5	7	3	—	—%	(3)	(100.0)%
Visa class B shares expense	4	6	4	6	5	(2)	(33.3)%	(1)	(20.0)%
Loss on early extinguishment of debt	20	—	—	14	2	20	NM	18	NM
Other	88	85	93	102	82	3	3.5%	6	7.3%
Total non-interest expense	$938	$898	$928	$987	$896	$40	4.5%	$42	4.7%

	Nine Months Ended		Year-to-Date 9/30/2021 vs. 9/30/2020
($ amounts in millions)	9/30/2021	9/30/2020	Amount	Percent
Salaries and employee benefits	$1,630	$1,519	$111	7.3%
Net occupancy expense	227	235	(8)	(3.4)%
Equipment and software expense	269	258	11	4.3%
Outside services	115	133	(18)	(13.5)%
Professional, legal and regulatory expenses	65	68	(3)	(4.4)%
Marketing	74	68	6	8.8%
FDIC insurance assessments	32	36	(4)	(11.1)%
Credit/checkcard expenses	47	37	10	27.0%
Branch consolidation, property and equipment charges	5	24	(19)	(79.2)%
Visa class B shares expense	14	18	(4)	(22.2)%
Loss on early extinguishment of debt	20	8	12	150.0%
Other	266	252	14	5.6%
Total non-interest expense	$2,764	$2,656	$108	4.1%
_________
NM - Not Meaningful

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2021 Earnings Release
Reconciliation to GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, and Adjusted Operating Leverage Ratios
The table below presents computations of the efficiency ratio, which is a measure of productivity, generally calculated as non-interest expense divided by total revenue; and the fee income ratio, generally calculated as non-interest income divided by total revenue. Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Net interest income and non-interest income are added together to arrive at total revenue. Adjustments are made to arrive at adjusted total revenue (non-GAAP). Net interest income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the fee income and efficiency ratios. Regions believes that the exclusion of these adjustments provides a meaningful basis for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. The table on the following page also presents a computation of the operating leverage ratio (non-GAAP) which is the period to period percentage change in adjusted total revenue on a taxable-equivalent basis (non-GAAP) less the percentage change in adjusted non-interest expense (non-GAAP). Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.

		Quarter Ended
($ amounts in millions)		9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	3Q21 vs. 2Q21		3Q21 vs. 3Q20
Non-interest expense (GAAP)	A	$938	$898	$928	$987	$896	$40	4.5%	$42	4.7%
Adjustments:
Contribution to the Regions Financial Corporation foundation		—	(1)	(2)	(10)	—	1	100.0%	—	NM
Branch consolidation, property and equipment charges		—	—	(5)	(7)	(3)	—	NM	3	100.0%
Salary and employee benefits—severance charges		—	(2)	(3)	(26)	(2)	2	100.0%	2	100.0%
Loss on early extinguishment of debt		(20)	—	—	(14)	(2)	(20)	NM	(18)	NM
Adjusted non-interest expense (non-GAAP)	B	$918	$895	$918	$930	$889	$23	2.6%	$29	3.3%
Net interest income (GAAP)	C	$965	$963	$967	$1,006	$988	$2	0.2%	$(23)	(2.3)%
Taxable-equivalent adjustment		11	12	11	11	12	(1)	(8.3)%	(1)	(8.3)%
Net interest income, taxable-equivalent basis	D	$976	$975	$978	$1,017	$1,000	$1	0.1%	$(24)	(2.4)%
Non-interest income (GAAP)	E	649	619	641	680	655	30	4.8%	(6)	(0.9)%
Adjustments:
Securities (gains) losses, net		(1)	(1)	(1)	—	(3)	—	—%	2	66.7%
Gains on equity investment (1)		—	—	(3)	(6)	(44)	—	NM	44	100.0%
Leveraged lease termination gains		(2)	—	—	—	—	(2)	NM	(2)	NM
Bank-owned life insurance (2)		—	(18)	—	(25)	—	18	100.0%	—	NM
Adjusted non-interest income (non-GAAP)	F	$646	$600	$637	$649	$608	46	7.7%	38	6.3%
Total revenue	C+E=G	$1,614	$1,582	$1,608	$1,686	$1,643	$32	2.0%	$(29)	(1.8)%
Adjusted total revenue (non-GAAP)	C+F=H	$1,611	$1,563	$1,604	$1,655	$1,596	$48	3.1%	$15	0.9%
Total revenue, taxable-equivalent basis	D+E=I	$1,625	$1,594	$1,619	$1,697	$1,655	$31	1.9%	$(30)	(1.8)%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$1,622	$1,575	$1,615	$1,666	$1,608	$47	3.0%	$14	0.9%
Efficiency ratio (GAAP) (3)	A/I	57.7%	56.4%	57.3%	58.1%	54.1%
Adjusted efficiency ratio (non-GAAP) (3)	B/J	56.6%	56.9%	56.8%	55.8%	55.3%
Fee income ratio (GAAP) (3)	E/I	40.0%	38.8%	39.6%	40.1%	39.6%
Adjusted fee income ratio (non-GAAP) (3)	F/J	39.8%	38.1%	39.4%	38.9%	37.8%
________
NM - Not Meaningful
(1)The first quarter 2021 amount is a gain on the sale of an equity investment, whereas the other quarters are valuation gains on the investment that was sold in the first quarter 2021.
(2)During the second quarter of 2021, the Company recognized an individual BOLI claim benefit. During the fourth quarter of 2020, the Company recognized a gain on the exchange of BOLI policies.
(3)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2021 Earnings Release
Reconciliation to GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, and Adjusted Operating Leverage Ratios (continued)

		Nine Months Ended September 30
($ amounts in millions)		2021	2020	2021 vs. 2020
Non-interest expense (GAAP)	K	$2,764	$2,656	$108	4.1%
Adjustments:
Contribution to the Regions Financial Corporation foundation		(3)	—	(3)	NM
Branch consolidation, property and equipment charges		(5)	(24)	19	79.2%
Salary and employee benefits—severance charges		(5)	(5)	—	—%
Loss on early extinguishment of debt		(20)	(8)	(12)	(150.0)%
Professional, legal and regulatory expenses		—	(7)	7	100.0%
Acquisition expenses		—	(1)	1	100.0%
Adjusted non-interest expense (non-GAAP)	L	$2,731	$2,611	$120	4.6%
Net interest income (GAAP)	M	$2,895	$2,888	$7	0.2%
Taxable-equivalent adjustment		34	37	(3)	(8.1)%
Net interest income, taxable-equivalent basis	N	$2,929	$2,925	$4	0.1%
Non-interest income (GAAP)	O	$1,909	$1,713	$196	11.4%
Adjustments:
Securities (gains) losses, net		(3)	(4)	1	25.0%
Gains on equity investment		(3)	(44)	41	93.2%
Leveraged lease termination gains		(2)	(2)	—	—%
Bank owned life insurance (1)		(18)	—	(18)	NM
Adjusted non-interest income (non-GAAP)	P	$1,883	$1,663	$220	13.2%
Total revenue	M+O=Q	$4,804	$4,601	$203	4.4%
Adjusted total revenue (non-GAAP)	M+P=R	$4,778	$4,551	$227	5.0%
Total revenue, taxable-equivalent basis	N+O=S	$4,838	$4,638	$200	4.3%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	N+P=T	$4,812	$4,588	$224	4.9%
Operating leverage ratio (GAAP) (2)	S-K				0.2%
Adjusted operating leverage ratio (non-GAAP) (2)	T-L				0.3%
Efficiency ratio (GAAP) (2)	K/S	57.1%	57.3%
Adjusted efficiency ratio (non-GAAP) (2)	L/T	56.8%	56.9%
Fee income ratio (GAAP) (2)	O/S	39.5%	36.9%
Adjusted fee income ratio (non-GAAP) (2)	P/T	39.1%	36.3%
______
NM - Not Meaningful
(1)During the second quarter of 2021, the Company recognized an individual BOLI claim benefit.
(2)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2021 Earnings Release
Reconciliation to GAAP Financial Measure

Return Ratio

The table below provides a calculation of “return on average tangible common shareholders’ equity”. Tangible common shareholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common shareholders’ equity measure. Because tangible common shareholders’ equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations it is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		Quarter Ended
($ amounts in millions)		9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
RETURN ON AVERAGE TANGIBLE COMMON SHAREHOLDERS' EQUITY
Net income available to common shareholders (GAAP)	A	$624	$748	$614	$588	$501
Average shareholders' equity (GAAP)		$18,453	$18,000	$18,038	$17,915	$17,759
Less:
Average intangible assets (GAAP)		5,285	5,292	5,309	5,313	5,322
Average deferred tax liability related to intangibles (GAAP)		(96)	(96)	(104)	(105)	(103)
Average preferred stock (GAAP)		1,659	1,659	1,656	1,656	1,656
Average tangible common shareholders' equity (non-GAAP)	B	$11,605	$11,145	$11,177	$11,051	$10,884
Return on average tangible common shareholders' equity (non-GAAP) *(1)	A/B	21.34%	26.91%	22.28%	21.15%	18.32%
___
*Annualized
(1)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2021 Earnings Release
Credit Quality

	As of and for Quarter Ended
($ amounts in millions)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Components:
Beginning allowance for loan losses (ALL)	$1,597	$1,976	$2,167	$2,276	$2,276

Loans charged-off:
Commercial and industrial	21	35	45	67	84
Commercial real estate mortgage—owner-occupied	1	1	1	2	2
Commercial real estate construction—owner-occupied	—	—	1	—	—
Total commercial	22	36	47	69	86
Commercial investor real estate mortgage	—	4	15	1	—
Total investor real estate	—	4	15	1	—
Residential first mortgage	—	—	1	3	1
Home equity—lines of credit	1	2	2	3	2
Home equity—closed-end	—	1	—	1	1
Indirect—vehicles	1	1	2	2	4
Indirect—other consumer	12	15	20	20	17
Consumer credit card	9	12	12	12	13
Other consumer	14	12	15	15	15
Total consumer	37	43	52	56	53
Total	59	83	114	126	139

Recoveries of loans previously charged-off:
Commercial and industrial	14	14	16	14	10
Commercial real estate mortgage—owner-occupied	2	1	—	1	1
Commercial real estate construction—owner-occupied	—	—	—	—	—
Total commercial	16	15	16	15	11
Commercial investor real estate mortgage	1	2	—	2	—
Total investor real estate	1	2	—	2	—
Residential first mortgage	—	2	1	—	1
Home equity—lines of credit	3	5	3	4	3
Home equity—closed-end	1	2	—	1	1
Indirect—vehicles	1	2	1	1	3
Indirect—other consumer	1	2	1	1	1
Consumer credit card	2	3	3	3	2
Other consumer	4	3	6	5	4
Total consumer	12	19	15	15	15
Total	29	36	31	32	26

Net charge-offs (recoveries):
Commercial and industrial	7	21	29	53	74
Commercial real estate mortgage—owner-occupied	(1)	—	1	1	1
Commercial real estate construction—owner-occupied	—	—	1	—	—
Total commercial	6	21	31	54	75
Commercial investor real estate mortgage	(1)	2	15	(1)	—
Total investor real estate	(1)	2	15	(1)	—
Residential first mortgage	—	(2)	—	3	—
Home equity—lines of credit	(2)	(3)	(1)	(1)	(1)
Home equity—closed-end	(1)	(1)	—	—	—
Indirect—vehicles	—	(1)	1	1	1
Indirect—other consumer	11	13	19	19	16
Consumer credit card	7	9	9	9	11
Other consumer	10	9	9	10	11
Total consumer	25	24	37	41	38
Total	$30	$47	$83	$94	$113

Provision for (benefit from) loan losses	$(139)	$(332)	$(108)	$(15)	$113
Ending allowance for loan losses (ALL)	1,428	1,597	1,976	2,167	2,276
Beginning reserve for unfunded credit commitments	87	92	126	149	149
Provision for (benefit from) unfunded credit losses	(16)	(5)	(34)	(23)	—
Ending reserve for unfunded commitments	71	87	92	126	149
Allowance for credit losses (ACL) at period end	$1,499	$1,684	$2,068	$2,293	$2,425

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2021 Earnings Release

Credit Quality (continued)

	As of and for Quarter Ended
($ amounts in millions)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Net loan charge-offs as a % of average loans, annualized (1):
Commercial and industrial	0.06%	0.19%	0.28%	0.48%	0.63%
Commercial real estate mortgage—owner-occupied	(0.06)%	(0.03)%	0.09%	0.07%	0.05%
Commercial real estate construction—owner-occupied	0.10%	0.38%	0.93%	—%	—%
Total commercial	0.05%	0.17%	0.26%	0.44%	0.57%
Commercial investor real estate mortgage	(0.05)%	0.19%	1.11%	(0.04)%	(0.01)%
Commercial investor real estate construction	—%	(0.01)%	—%	(0.01)%	—%
Total investor real estate	(0.03)%	0.14%	0.82%	(0.03)%	(0.01)%
Residential first mortgage	(0.01)%	(0.04)%	—%	0.08%	—%
Home equity—lines of credit	(0.24)%	(0.29)%	(0.06)%	(0.11)%	(0.11)%
Home equity—closed-end	(0.10)%	(0.10)%	—%	0.03%	(0.01)%
Indirect—vehicles	(0.26)%	(0.10)%	0.32%	0.26%	0.30%
Indirect—other consumer	2.10%	2.43%	3.28%	2.95%	2.23%
Consumer credit card	2.57%	3.17%	3.19%	3.02%	3.73%
Other consumer	4.36%	3.15%	4.02%	3.69%	4.12%
Total consumer	0.35%	0.34%	0.52%	0.54%	0.51%
Total	0.14%	0.23%	0.40%	0.43%	0.50%
Non-accrual loans, excluding loans held for sale	$530	$666	$738	$745	$767
Non-performing loans held for sale	3	99	8	6	5
Non-accrual loans, including loans held for sale	533	765	746	751	772
Foreclosed properties	13	15	21	25	26
Non-performing assets (NPAs)	$546	$780	$767	$776	$798
Loans past due > 90 days (2)	$124	$134	$154	$164	$158
Criticized loans- business (3)	$3,054	$3,222	$3,756	$3,800	$3,734
Credit Ratios (2):
ACL/Loans, net	1.80%	2.00%	2.44%	2.69%	2.74%
ALL/Loans, net	1.71%	1.90%	2.33%	2.54%	2.58%
Allowance for credit losses to non-performing loans, excluding loans held for sale	283%	253%	280%	308%	316%
Allowance for loan losses to non-performing loans, excluding loans held for sale	269%	240%	268%	291%	297%
Non-accrual loans, excluding loans held for sale/Loans, net	0.64%	0.79%	0.87%	0.87%	0.87%
NPAs (ex. 90+ past due)/Loans, foreclosed properties, non-marketable investments and non-performing loans held for sale	0.66%	0.93%	0.90%	0.91%	0.90%
NPAs (inc. 90+ past due)/Loans, foreclosed properties, non-marketable investments and non-performing loans held for sale (1)	0.80%	1.09%	1.09%	1.10%	1.08%
(1)Amounts have been calculated using whole dollar values.
(2)Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 16 for amounts related to these loans.
(3)Business represents the combined total of commercial and investor real estate loans.

ACL/ Loans excluding PPP, net (non-GAAP)
Regions believes this Allowance for Credit Losses (ACL) ratio provides investors with meaningful additional information about credit loss allowance levels when the SBA's Paycheck Protection Program (PPP) loans, which are fully backed by the U.S. government, are excluded from total loans and the related allowance for credit losses is excluded from the total allowance for credit losses.

	As of
($ amounts in millions)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Total Loans	$83,270	$84,074	$84,755	$85,266	$88,359
Less: SBA PPP Loans	1,536	2,948	4,317	3,624	4,594
Loans excluding PPP, net (non-GAAP)	$81,734	$81,126	$80,438	$81,642	$83,765
ACL at period end	$1,499	$1,684	$2,068	$2,293	$2,425
Less: SBA PPP Loans' ACL	2	3	3	1	—
ACL excluding PPP Loans' ACL (non-GAAP)	$1,497	$1,681	$2,065	$2,292	$2,425
ACL/Loans excluding PPP, net (non-GAAP)	1.83%	2.07%	2.57%	2.81%	2.90%

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2021 Earnings Release
Non-Accrual Loans (excludes loans held for sale)

	As of
($ amounts in millions, %'s calculated using whole dollar values)	9/30/2021		6/30/2021		3/31/2021		12/31/2020		9/30/2020
Commercial and industrial	$359	0.86%	$472	1.11%	$426	0.98%	$418	0.97%	$459	1.02%
Commercial real estate mortgage—owner-occupied	68	1.26%	76	1.41%	93	1.73%	97	1.80%	85	1.56%
Commercial real estate construction—owner-occupied	11	4.22%	10	4.02%	9	3.24%	9	3.01%	12	3.69%
Total commercial	438	0.92%	558	1.16%	528	1.08%	524	1.08%	556	1.09%
Commercial investor real estate mortgage	4	0.07%	4	0.07%	100	1.86%	114	2.11%	114	2.04%
Commercial investor real estate construction	—	—%	—	—%	—	—%	—	—%	4	0.19%
Total investor real estate	4	0.05%	4	0.05%	100	1.39%	114	1.57%	118	1.56%
Residential first mortgage	37	0.22%	51	0.30%	53	0.32%	53	0.32%	36	0.22%
Home equity—lines of credit	44	1.15%	45	1.12%	48	1.12%	46	1.01%	47	0.98%
Home equity—closed-end	7	0.27%	8	0.30%	9	0.31%	8	0.29%	9	0.31%
Indirect- vehicles	—	—%	—	—%	—	—%	—	—%	1	0.08%
Total consumer	88	0.31%	104	0.36%	110	0.38%	107	0.36%	93	0.31%
Total non-accrual loans	$530	0.64%	$666	0.79%	$738	0.87%	$745	0.87%	$767	0.87%

Early and Late Stage Delinquencies

Accruing 30-89 Days Past Due Loans	As of
($ amounts in millions, %'s calculated using whole dollar values)	9/30/2021		6/30/2021		3/31/2021		12/31/2020		9/30/2020
Commercial and industrial	$34	0.08%	$35	0.08%	$42	0.10%	$59	0.14%	$50	0.11%
Commercial real estate mortgage—owner-occupied	7	0.14%	7	0.13%	9	0.16%	5	0.09%	21	0.39%
Commercial real estate construction—owner-occupied	1	0.23%	—	0.14%	1	0.27%	1	0.30%	—	0.01%
Total commercial	42	0.09%	42	0.09%	52	0.11%	65	0.13%	71	0.14%
Commercial investor real estate mortgage	—	—%	4	0.07%	2	0.04%	3	0.06%	15	0.26%
Commercial investor real estate construction	—	—%	—	—%	1	0.03%	—	—%	—	—%
Total investor real estate	—	—%	4	0.06%	3	0.04%	3	0.04%	15	0.19%
Residential first mortgage—non-guaranteed (1)	60	0.36%	51	0.31%	62	0.39%	80	0.51%	79	0.51%
Home equity—lines of credit	22	0.56%	18	0.45%	22	0.50%	35	0.78%	26	0.53%
Home equity—closed-end	10	0.40%	10	0.39%	12	0.47%	17	0.60%	17	0.61%
Indirect—vehicles	8	1.61%	9	1.40%	11	1.48%	19	2.08%	22	1.96%
Indirect—other consumer	11	0.51%	12	0.57%	14	0.65%	20	0.82%	19	0.69%
Consumer credit card	12	1.02%	11	0.95%	12	1.09%	14	1.15%	13	1.12%
Other consumer	12	1.26%	10	0.99%	10	1.01%	15	1.43%	14	1.34%
Total consumer (1)	135	0.49%	121	0.43%	143	0.51%	200	0.70%	190	0.65%
Total accruing 30-89 days past due loans (1)	$177	0.21%	$167	0.20%	$198	0.24%	$268	0.32%	$276	0.31%

Accruing 90+ Days Past Due Loans	As of
($ amounts in millions, %'s calculated using whole dollar values)	9/30/2021		6/30/2021		3/31/2021		12/31/2020		9/30/2020
Commercial and industrial	$3	0.01%	$4	0.01%	$8	0.02%	$7	0.02%	$10	0.02%
Commercial real estate mortgage—owner-occupied	2	0.03%	2	0.03%	1	0.02%	1	0.01%	—	0.01%
Total commercial	5	0.01%	6	0.01%	9	0.02%	8	0.02%	10	0.02%
Commercial investor real estate mortgage	—	—%	—	—%	—	—%	—	—%	1	0.01%
Commercial investor real estate construction	—	—%	—	0.01%	—	—%	—	—%	—	—%
Total investor real estate	—	—%	—	—%	—	—%	—	—%	1	0.01%
Residential first mortgage—non-guaranteed (2)	68	0.41%	75	0.46%	87	0.55%	99	0.62%	86	0.56%
Home equity—lines of credit	20	0.53%	21	0.51%	19	0.45%	19	0.41%	25	0.53%
Home equity—closed-end	13	0.49%	13	0.48%	14	0.52%	13	0.49%	12	0.41%
Indirect—vehicles	2	0.44%	2	0.41%	3	0.41%	4	0.41%	5	0.42%
Indirect—other consumer	3	0.14%	3	0.14%	4	0.16%	5	0.19%	3	0.11%
Consumer credit card	11	0.97%	12	1.05%	14	1.25%	14	1.19%	13	1.08%
Other consumer	2	0.23%	2	0.26%	4	0.39%	2	0.25%	3	0.27%
Total consumer (2)	119	0.43%	128	0.46%	145	0.52%	156	0.54%	147	0.50%
Total accruing 90+ days past due loans (2)	$124	0.15%	$134	0.16%	$154	0.18%	$164	0.19%	$158	0.18%

Total delinquencies (1) (2)	$301	0.36%	$301	0.36%	$352	0.42%	$432	0.51%	$434	0.49%
(1)Excludes loans that are 100% guaranteed by FHA and guaranteed loans sold to GNMA where Regions has the right but not the obligation to repurchase. Total 30-89 days past due guaranteed loans excluded were $40 million at 9/30/2021, $46 million at 6/30/2021, $58 million at 3/31/2021, $65 million at 12/31/2020, and $57 million at 9/30/2020.
(2)Excludes loans that are 100% guaranteed by FHA and all guaranteed loans sold to GNMA where Regions has the right but not the obligation to repurchase. Total 90 days or more past due guaranteed loans excluded were $44 million at 9/30/2021, $44 million at 6/30/2021, $51 million at 3/31/2021, $57 million at 12/31/2020, and $47 million at 9/30/2020.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2021 Earnings Release
`Troubled Debt Restructurings

	As of
($ amounts in millions)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Current:
Commercial	$86	$71	$75	$76	$73
Investor real estate	28	75	11	44	45
Residential first mortgage	210	206	197	174	162
Home equity—lines of credit	29	31	33	34	36
Home equity—closed-end	58	62	68	73	79
Consumer credit card	—	—	1	1	1
Other consumer	4	4	4	3	3
Total current	415	449	389	405	399
Accruing 30-89 DPD:
Commercial	—	1	2	1	1
Investor real estate	—	—	1	—	—
Residential first mortgage	13	11	11	14	16
Home equity—lines of credit	—	—	—	1	1
Home equity—closed-end	3	3	3	5	4
Other consumer	—	—	—	1	—
Total accruing 30-89 DPD	16	15	17	22	22
Total accruing and <90 DPD	431	464	406	427	421
Non-accrual or 90+ DPD:
Commercial	74	114	125	124	178
Residential first mortgage	32	32	36	42	36
Home equity—lines of credit	3	3	3	2	2
Home equity—closed-end	6	7	7	7	8
Total non-accrual or 90+DPD	115	156	171	175	224
Total TDRs - Loans	$546	$620	$577	$602	$645
TDRs - Held For Sale	2	—	1	1	—
Total TDRs	$548	$620	$578	$603	$645

Total TDRs - Loans by Portfolio
	As of
($ amounts in millions)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Total commercial TDRs	$160	$186	$202	$201	$252
Total investor real estate TDRs	28	75	12	44	45
Total consumer TDRs	358	359	363	357	348
Total TDRs - Loans	$546	$620	$577	$602	$645

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2021 Earnings Release

Consolidated Balance Sheets (unaudited)

	As of
($ amounts in millions)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Assets:
Cash and due from banks	$1,741	$1,820	$1,918	$1,558	$1,972
Interest-bearing deposits in other banks	25,766	23,774	23,002	16,398	11,501
Debt securities held to maturity	945	993	1,059	1,122	1,190
Debt securities available for sale	28,986	29,290	27,092	27,154	27,007
Loans held for sale	934	1,194	1,487	1,905	1,187
Loans, net of unearned income	83,270	84,074	84,755	85,266	88,359
Allowance for loan losses	(1,428)	(1,597)	(1,976)	(2,167)	(2,276)
Net loans	81,842	82,477	82,779	83,099	86,083
Other earning assets	1,269	1,246	1,262	1,217	1,267
Premises and equipment, net	1,805	1,825	1,852	1,897	1,896
Interest receivable	304	323	336	346	347
Goodwill	5,181	5,181	5,181	5,190	5,187
Residential mortgage servicing rights at fair value (MSRs)	410	392	401	296	267
Other identifiable intangible assets, net	101	108	114	122	129
Other assets	6,869	6,987	6,848	7,085	7,147
Total assets	$156,153	$155,610	$153,331	$147,389	$145,180
Liabilities and Equity:
Deposits:
Non-interest-bearing	$57,145	$56,468	$55,925	$51,289	$49,754
Interest-bearing	74,894	75,016	73,677	71,190	68,691
Total deposits	132,039	131,484	129,602	122,479	118,445
Borrowed funds:
Long-term borrowings	2,451	2,870	2,916	3,569	4,919
Other liabilities	3,040	3,004	2,951	3,230	3,912
Total liabilities	137,530	137,358	135,469	129,278	127,276
Equity:
Preferred stock, non-cumulative perpetual	1,659	1,659	1,656	1,656	1,656
Common stock	10	10	10	10	10
Additional paid-in capital	12,479	12,467	12,740	12,731	12,714
Retained earnings	5,296	4,836	4,235	3,770	3,330
Treasury stock, at cost	(1,371)	(1,371)	(1,371)	(1,371)	(1,371)
Accumulated other comprehensive income, net	532	651	592	1,315	1,565
Total shareholders’ equity	18,605	18,252	17,862	18,111	17,904
Noncontrolling interest	18	—	—	—	—
Total equity	18,623	18,252	17,862	18,111	17,904
Total liabilities and equity	$156,153	$155,610	$153,331	$147,389	$145,180

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2021 Earnings Release
End of Period Loans

	As of
						9/30/2021		9/30/2021
($ amounts in millions)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	vs. 6/30/2021		vs. 9/30/2020
Commercial and industrial	$41,748	$42,628	$43,241	$42,870	$45,199	$(880)	(2.1)%	$(3,451)	(7.6)%
Commercial real estate mortgage—owner-occupied	5,446	5,381	5,335	5,405	5,451	65	1.2%	(5)	(0.1)%
Commercial real estate construction—owner-occupied	252	245	293	300	305	7	2.9%	(53)	(17.4)%
Total commercial	47,446	48,254	48,869	48,575	50,955	(808)	(1.7)%	(3,509)	(6.9)%
Commercial investor real estate mortgage	5,608	5,449	5,405	5,394	5,598	159	2.9%	10	0.2%
Commercial investor real estate construction	1,704	1,799	1,817	1,869	1,984	(95)	(5.3)%	(280)	(14.1)%
Total investor real estate	7,312	7,248	7,222	7,263	7,582	64	0.9%	(270)	(3.6)%
Total business	54,758	55,502	56,091	55,838	58,537	(744)	(1.3)%	(3,779)	(6.5)%
Residential first mortgage	17,347	17,051	16,643	16,575	16,195	296	1.7%	1,152	7.1%
Home equity—lines of credit (1)	3,875	4,057	4,286	4,539	4,753	(182)	(4.5)%	(878)	(18.5)%
Home equity—closed-end (2)	2,556	2,588	2,631	2,713	2,839	(32)	(1.2)%	(283)	(10.0)%
Indirect—vehicles	500	621	768	934	1,120	(121)	(19.5)%	(620)	(55.4)%
Indirect—other consumer	2,123	2,157	2,262	2,431	2,663	(34)	(1.6)%	(540)	(20.3)%
Consumer credit card	1,136	1,131	1,111	1,213	1,189	5	0.4%	(53)	(4.5)%
Other consumer	975	967	963	1,023	1,063	8	0.8%	(88)	(8.3)%
Total consumer	28,512	28,572	28,664	29,428	29,822	(60)	(0.2)%	(1,310)	(4.4)%
Total Loans	$83,270	$84,074	$84,755	$85,266	$88,359	$(804)	(1.0)%	$(5,089)	(5.8)%
_______
(1)     The balance of Regions' home equity lines of credit consists of $2,164 million of first lien and $1,711 million of second lien at 9/30/2021.
(2)    The balance of Regions' closed-end home equity loans consists of $2,372 million of first lien and $184 million of second lien at 9/30/2021.

Adjusted Ending Balances of Loans (non-GAAP)
Regions believes adjusting ending loan balances for the impact of commercial loans transferred to held for sale, SBA PPP loans, the indirect-other consumer exit portfolio and the indirect-vehicles exit portfolio, provides a meaningful calculation of loan growth rates and presents them on the same basis as that applied by management.

	As of
						9/30/2021		9/30/2021
($ amounts in millions)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	vs. 6/30/2021		vs. 9/30/2020
Commercial and industrial	$41,748	$42,628	$43,241	$42,870	$45,199	$(880)	(2.1)%	$(3,451)	(7.6)%
Add: Commercial loans held for sale reclassified to the portfolio(1)	—	—	210	239	—	—	NM	—	NM
Less: SBA PPP Loans	1,536	2,948	4,317	3,624	4,594	(1,412)	(47.9)%	(3,058)	(66.6)%
Adjusted commercial and industrial loans (non-GAAP)	$40,212	$39,680	$39,134	$39,485	$40,605	$532	1.3%	$(393)	(1.0)%
Total commercial loans	$47,446	$48,254	$48,869	$48,575	$50,955	$(808)	(1.7)%	$(3,509)	(6.9)%
Add: Commercial loans held for sale reclassified to the portfolio(1)	—	—	210	239	—	—	NM	—	NM
Less: SBA PPP Loans	1,536	2,948	4,317	3,624	4,594	(1,412)	(47.9)%	(3,058)	(66.6)%
Adjusted total commercial loans (non-GAAP)	$45,910	$45,306	$44,762	$45,190	$46,361	$604	1.3%	$(451)	(1.0)%
Total business loans	$54,758	$55,502	$56,091	$55,838	$58,537	$(744)	(1.3)%	$(3,779)	(6.5)%
Add: Commercial loans held for sale reclassified to the portfolio(1)	—	—	210	239	—	—	NM	—	NM
Less: SBA PPP Loans	1,536	2,948	4,317	3,624	4,594	(1,412)	(47.9)%	(3,058)	(66.6)%
Adjusted total business loans (non-GAAP)	$53,222	$52,554	$51,984	$52,453	$53,943	$668	1.3%	$(721)	(1.3)%
Total consumer loans	$28,512	$28,572	$28,664	$29,428	$29,822	$(60)	(0.2)%	$(1,310)	(4.4)%
Less: Indirect—other consumer exit portfolio (2)	760	858	971	1,101	1,240	(98)	(11.4)%	(480)	(38.7)%
Less: Indirect—vehicles	500	621	768	934	1,120	(121)	(19.5)%	(620)	(55.4)%
Adjusted total consumer loans (non-GAAP)	$27,252	$27,093	$26,925	$27,393	$27,462	$159	0.6%	$(210)	(0.8)%
Total loans	$83,270	$84,074	$84,755	$85,266	$88,359	$(804)	(1.0)%	$(5,089)	(5.8)%
Add: Commercial loans held for sale reclassified to the portfolio(1)	—	—	210	239	—	—	NM	—	NM
Less: SBA PPP Loans	1,536	2,948	4,317	3,624	4,594	(1,412)	(47.9)%	(3,058)	(66.6)%
Less: Indirect—other consumer exit portfolio (2)	760	858	971	1,101	1,240	(98)	(11.4)%	(480)	(38.7)%
Less: Indirect—vehicles	500	621	768	934	1,120	(121)	(19.5)%	(620)	(55.4)%
Adjusted ending total loans (non-GAAP)	$80,474	$79,647	$78,909	$79,846	$81,405	$827	1.0%	$(931)	(1.1)%
_______
(1)On December 31, 2020, Regions reclassified a certain portfolio of approximately $239 million of commercial and industrial loans to loans held for sale. On June 1, 2021, Regions made the decision not to sell the respective loans, therefore the remaining balance of approximately $193 million was reclassified back into the held for investment portfolio.
(2)In the fourth quarter of 2019, Regions decided not to renew a third party relationship.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2021 Earnings Release

End of Period Loans (continued)

	As of
End of Period Loans by Percentage	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Commercial and industrial	50.1%	50.7%	51.0%	50.3%	51.2%
Commercial real estate mortgage—owner-occupied	6.5%	6.4%	6.3%	6.3%	6.2%
Commercial real estate construction—owner-occupied	0.3%	0.3%	0.3%	0.4%	0.3%
Total commercial	56.9%	57.4%	57.6%	57.0%	57.7%
Commercial investor real estate mortgage	6.7%	6.5%	6.4%	6.3%	6.3%
Commercial investor real estate construction	2.0%	2.1%	2.1%	2.2%	2.2%
Total investor real estate	8.7%	8.6%	8.5%	8.5%	8.5%
Total business	65.6%	66.0%	66.1%	65.5%	66.2%
Residential first mortgage	20.8%	20.3%	19.6%	19.4%	18.3%
Home equity—lines of credit	4.7%	4.8%	5.1%	5.3%	5.4%
Home equity—closed-end	3.1%	3.1%	3.1%	3.2%	3.2%
Indirect—vehicles	0.6%	0.7%	0.9%	1.1%	1.3%
Indirect—other consumer	2.5%	2.6%	2.7%	2.9%	3.0%
Consumer credit card	1.4%	1.3%	1.3%	1.4%	1.3%
Other consumer	1.3%	1.2%	1.2%	1.2%	1.3%
Total consumer	34.4%	34.0%	33.9%	34.5%	33.8%
Total Loans	100.0%	100.0%	100.0%	100.0%	100.0%

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2021 Earnings Release

Average Balances of Loans

	Average Balances
($ amounts in millions)	3Q21	2Q21	1Q21	4Q20	3Q20	3Q21 vs. 2Q21		3Q21 vs. 3Q20
Commercial and industrial	$41,892	$43,140	$42,816	$43,889	$46,405	$(1,248)	(2.9)%	$(4,513)	(9.7)%
Commercial real estate mortgage—owner-occupied	5,436	5,358	5,375	5,405	5,498	78	1.5%	(62)	(1.1)%
Commercial real estate construction—owner-occupied	246	276	303	303	318	(30)	(10.9)%	(72)	(22.6)%
Total commercial	47,574	48,774	48,494	49,597	52,221	(1,200)	(2.5)%	(4,647)	(8.9)%
Commercial investor real estate mortgage	5,605	5,521	5,375	5,549	5,324	84	1.5%	281	5.3%
Commercial investor real estate construction	1,706	1,761	1,847	1,899	1,974	(55)	(3.1)%	(268)	(13.6)%
Total investor real estate	7,311	7,282	7,222	7,448	7,298	29	0.4%	13	0.2%
Total business	54,885	56,056	55,716	57,045	59,519	(1,171)	(2.1)%	(4,634)	(7.8)%
Residential first mortgage	17,198	16,795	16,606	16,433	15,786	403	2.4%	1,412	8.9%
Home equity—lines of credit	3,956	4,165	4,416	4,646	4,842	(209)	(5.0)%	(886)	(18.3)%
Home equity—closed-end	2,567	2,609	2,669	2,765	2,885	(42)	(1.6)%	(318)	(11.0)%
Indirect—vehicles	557	690	850	1,023	1,223	(133)	(19.3)%	(666)	(54.5)%
Indirect—other consumer	2,097	2,174	2,352	2,514	2,835	(77)	(3.5)%	(738)	(26.0)%
Consumer credit card	1,128	1,108	1,151	1,190	1,194	20	1.8%	(66)	(5.5)%
Other consumer	962	954	995	1,048	1,086	8	0.8%	(124)	(11.4)%
Total consumer	28,465	28,495	29,039	29,619	29,851	(30)	(0.1)%	(1,386)	(4.6)%
Total loans	$83,350	$84,551	$84,755	$86,664	$89,370	$(1,201)	(1.4)%	$(6,020)	(6.7)%

Adjusted Average Balances of Loans (non-GAAP)
Regions believes adjusting total average loans for the impact of commercial loans transferred to held for sale, SBA PPP loans, the indirect-other consumer exit portfolio and the indirect- vehicles exit portfolio, provides a meaningful calculation of loan growth rates and presents them on the same basis as that applied by management.

	Average Balances
($ amounts in millions)	3Q21	2Q21	1Q21	4Q20	3Q20	3Q21 vs. 2Q21		3Q21 vs. 3Q20
Commercial and industrial	$41,892	$43,140	$42,816	$43,889	$46,405	$(1,248)	(2.9)%	$(4,513)	(9.7)%
Add: Commercial loans held for sale reclassified to the portfolio(1)	—	138	231	3	—	(138)	(100.0)%	—	NM
Less: SBA PPP Loans	2,138	3,901	3,798	4,143	4,558	(1,763)	(45.2)%	(2,420)	(53.1)%
Adjusted commercial and industrial loans (non-GAAP)	$39,754	$39,377	$39,249	$39,749	$41,847	$377	1.0%	$(2,093)	(5.0)%
Total commercial loans	$47,574	$48,774	$48,494	$49,597	$52,221	$(1,200)	(2.5)%	$(4,647)	(8.9)%
Add: Commercial loans held for sale reclassified to the portfolio(1)	—	138	231	3	—	(138)	(100.0)%	—	NM
Less: SBA PPP Loans	2,138	3,901	3,798	4,143	4,558	(1,763)	(45.2)%	(2,420)	(53.1)%
Adjusted total commercial loans (non-GAAP)	$45,436	$45,011	$44,927	$45,457	$47,663	$425	0.9%	$(2,227)	(4.7)%
Total business loans	$54,885	$56,056	$55,716	$57,045	$59,519	$(1,171)	(2.1)%	$(4,634)	(7.8)%
Add: Commercial loans held for sale reclassified to the portfolio(1)	—	138	231	3	—	(138)	(100.0)%	—	NM
Less: SBA PPP Loans	2,138	3,901	3,798	4,143	4,558	(1,763)	(45.2)%	(2,420)	(53.1)%
Adjusted total business loans (non-GAAP)	$52,747	$52,293	$52,149	$52,905	$54,961	$454	0.9%	$(2,214)	(4.0)%
Total consumer loans	$28,465	$28,495	$29,039	$29,619	$29,851	$(30)	(0.1)%	$(1,386)	(4.6)%
Less: Indirect—other consumer exit portfolio (2)	806	909	1,034	1,164	1,318	(103)	(11.3)%	(512)	(38.8)%
Less: Indirect—vehicles	557	690	850	1,023	1,223	(133)	(19.3)%	(666)	(54.5)%
Adjusted total consumer loans (non-GAAP)	$27,102	$26,896	$27,155	$27,432	$27,310	$206	0.8%	$(208)	(0.8)%
Total loans	$83,350	$84,551	$84,755	$86,664	$89,370	$(1,201)	(1.4)%	$(6,020)	(6.7)%
Add: Commercial loans held for sale reclassified to the portfolio(1)	—	138	231	3	—	(138)	(100.0)%	—	NM
Less: SBA PPP Loans	2,138	3,901	3,798	4,143	4,558	(1,763)	(45.2)%	(2,420)	(53.1)%
Less: Indirect—other consumer exit portfolio (2)	806	909	1,034	1,164	1,318	(103)	(11.3)%	(512)	(38.8)%
Less: Indirect—vehicles	557	690	850	1,023	1,223	(133)	(19.3)%	(666)	(54.5)%
Adjusted total loans (non-GAAP)	$79,849	$79,189	$79,304	$80,337	$82,271	$660	0.8%	$(2,422)	(2.9)%
(1)On December 31, 2020, Regions reclassified a certain portfolio of approximately $239 million of commercial and industrial loans to loans held for sale. On June 1, 2021, Regions made the decision not to sell the respective loans, therefore the remaining balance of approximately $193 million was reclassified back into the held for investment portfolio.
(2)In the fourth quarter of 2019, Regions decided not to renew a third party relationship.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2021 Earnings Release
Average Balances of Loans (continued)

	Average Balances
	Nine Months Ended September 30
($ amounts in millions)	2021	2020	2021 vs. 2020
Commercial and industrial	$42,612	$45,410	$(2,798)	(6.2)%
Commercial real estate mortgage—owner-occupied	5,390	5,500	(110)	(2.0)%
Commercial real estate construction—owner-occupied	275	318	(43)	(13.5)%
Total commercial	48,277	51,228	(2,951)	(5.8)%
Commercial investor real estate mortgage	5,501	5,150	351	6.8%
Commercial investor real estate construction	1,771	1,839	(68)	(3.7)%
Total investor real estate	7,272	6,989	283	4.0%
Total business	55,549	58,217	(2,668)	(4.6)%
Residential first mortgage	16,868	15,049	1,819	12.1%
Home equity—lines of credit	4,177	5,050	(873)	(17.3)%
Home equity—closed-end	2,615	2,964	(349)	(11.8)%
Indirect—vehicles	698	1,447	(749)	(51.8)%
Indirect—other consumer	2,207	3,069	(862)	(28.1)%
Consumer credit card	1,129	1,257	(128)	(10.2)%
Other consumer	971	1,146	(175)	(15.3)%
Total consumer	28,665	29,982	(1,317)	(4.4)%
Total Loans	$84,214	$88,199	$(3,985)	(4.5)%

Adjusted Average Balances of Loans (non-GAAP)
Regions believes adjusting total average loans for the impact of commercial loans transferred to held for sale, SBA PPP loans, the indirect- other consumer exit portfolio and the indirect vehicles exit portfolio, provides a meaningful calculation of loan growth rates and presents them on the same basis as that applied by management.

	Average Balances
	Nine Months Ended September 30
($ amounts in millions)	2021	2020	2021 vs. 2020
Commercial and industrial	$42,612	$45,410	$(2,798)	(6.2)%
Add: Commercial loans held for sale reclassified to the portfolio (1)	122	—	122	NM
Less: SBA PPP Loans	3,273	2,597	676	26.0%
Adjusted commercial and industrial loans (non-GAAP)	$39,461	$42,813	$(3,352)	(7.8)%
Total commercial loans	$48,277	$51,228	$(2,951)	(5.8)%
Add: Commercial loans held for sale reclassified to the portfolio (1)	122	—	122	NM
Less: SBA PPP Loans	3,273	2,597	676	26.0%
Adjusted total commercial loans (non-GAAP)	$45,126	$48,631	$(3,505)	(7.2)%
Total business loans	$55,549	$58,217	$(2,668)	(4.6)%
Add: Commercial loans held for sale reclassified to the portfolio (1)	122	—	122	NM
Less: SBA PPP Loans	3,273	2,597	676	26.0%
Adjusted total business loans (non-GAAP)	$52,398	$55,620	$(3,222)	(5.8)%
Total consumer loans	$28,665	$29,982	$(1,317)	(4.4)%
Less: Indirect-other consumer exit portfolio (2)	916	1,502	(586)	(39.0)%
Less: Indirect—vehicles	698	1,447	(749)	(51.8)%
Adjusted total consumer loans (non-GAAP)	$27,051	$27,033	$18	0.1%
Total Loans	$84,214	$88,199	$(3,985)	(4.5)%
Add: Commercial loans held for sale reclassified to the portfolio (1)	122	—	122	NM
Less: SBA PPP Loans	3,273	2,597	676	26.0%
Less: Indirect—other consumer exit portfolio (2)	916	1,502	(586)	(39.0)%
Less: Indirect—vehicles	698	1,447	(749)	(51.8)%
Adjusted total loans (non-GAAP)	$79,449	$82,653	$(3,204)	(3.9)%

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2021 Earnings Release

Average Balance
Twelve Months Ended
($ amounts in millions)	December 31, 2020
Total Loans	$87,813
Add: Commercial loans transferred to held for sale (1)	1
Less: SBA PPP Loans	2,986
Less: Indirect—other consumer exit portfolio (2)	1,417
Less: Indirect—vehicles	1,341
Adjusted total loans (non-GAAP)	$82,070
(1)On December 31, 2020, Regions reclassified a certain portfolio of approximately $239 million of commercial and industrial loans to loans held for sale. On June 1, 2021, Regions made the decision not to sell the respective loans, therefore the remaining balance of approximately $193 million was reclassified back into the held for investment portfolio.
(2)In the fourth quarter of 2019, Regions decided not to renew a third party relationship.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2021 Earnings Release
End of Period Deposits

	As of
						9/30/2021		9/30/2021
($ amounts in millions)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	vs. 6/30/2021		vs. 9/30/2020
Interest-free deposits	$57,145	$56,468	$55,925	$51,289	$49,754	$677	1.2%	$7,391	14.9%
Interest-bearing checking	25,217	25,512	24,757	24,484	22,294	(295)	(1.2)%	2,923	13.1%
Savings	14,573	14,099	13,500	11,635	11,159	474	3.4%	3,414	30.6%
Money market—domestic	30,736	30,725	30,448	29,719	29,387	11	—%	1,349	4.6%
Low-cost deposits	127,671	126,804	124,630	117,127	112,594	867	0.7%	15,077	13.4%
Time deposits	4,368	4,679	4,970	5,341	5,840	(311)	(6.6)%	(1,472)	(25.2)%
Total Customer Deposits	132,039	131,483	129,600	122,468	118,434	556	0.4%	13,605	11.5%
Corporate treasury time deposits	—	1	2	11	11	(1)	(100.0)%	(11)	(100.0)%
Total Deposits	$132,039	$131,484	$129,602	$122,479	$118,445	$555	0.4%	$13,594	11.5%

	As of
						9/30/2021		9/30/2021
($ amounts in millions)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	vs. 6/30/2021		vs. 9/30/2020
Consumer Bank Segment	$79,873	$78,428	$77,381	$71,652	$69,265	$1,445	1.8%	$10,608	15.3%
Corporate Bank Segment	41,442	43,147	42,211	40,745	39,799	(1,705)	(4.0)%	1,643	4.1%
Wealth Management Segment	10,251	9,477	9,537	9,718	8,982	774	8.2%	1,269	14.1%
Other (1)	473	432	473	364	399	41	9.5%	74	18.5%
Total Deposits	$132,039	$131,484	$129,602	$122,479	$118,445	$555	0.4%	$13,594	11.5%

	As of
						9/30/2021		9/30/2021
($ amounts in millions)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	vs. 6/30/2021		vs. 9/30/2020
Wealth Management - Private Wealth	$9,046	$8,614	$8,589	$8,462	$7,726	$432	5.0%	$1,320	17.1%
Wealth Management - Institutional Services	1,205	863	948	1,256	1,256	342	39.6%	(51)	(4.1)%
Total Wealth Management Segment Deposits	$10,251	$9,477	$9,537	$9,718	$8,982	$774	8.2%	$1,269	14.1%

					As of
End of Period Deposits by Percentage					9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Interest-free deposits					43.3%	42.9%	43.2%	41.9%	42.0%
Interest-bearing checking					19.1%	19.4%	19.1%	20.0%	18.8%
Savings					11.0%	10.7%	10.4%	9.5%	9.4%
Money market—domestic					23.3%	23.4%	23.5%	24.3%	24.8%
Low-cost deposits					96.7%	96.4%	96.2%	95.7%	95.0%
Time deposits					3.3%	3.6%	3.8%	4.3%	5.0%
Total Deposits					100.0%	100.0%	100.0%	100.0%	100.0%
(1)Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits).

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2021 Earnings Release
Average Balances of Deposits

	Average Balances
($ amounts in millions)	3Q21	2Q21	1Q21	4Q20	3Q20	3Q21 vs. 2Q21		3Q21 vs. 3Q20
Interest-free deposits	$56,999	$56,595	$51,839	$50,532	$48,314	$404	0.7%	$8,685	18.0%
Interest-bearing checking	25,277	25,044	24,171	22,940	22,098	233	0.9%	3,179	14.4%
Savings	14,328	13,914	12,340	11,374	10,935	414	3.0%	3,393	31.0%
Money market—domestic	30,765	30,762	29,425	29,312	29,146	3	—%	1,619	5.6%
Low-cost deposits	127,369	126,315	117,775	114,158	110,493	1,054	0.8%	16,876	15.3%
Time deposits	4,527	4,813	5,158	5,598	6,150	(286)	(5.9)%	(1,623)	(26.4)%
Total Customer Deposits	131,896	131,128	122,933	119,756	116,643	768	0.6%	15,253	13.1%
Corporate treasury time deposits	1	1	4	11	13	—	—%	(12)	(92.3)%
Corporate treasury other deposits	—	3	—	—	—	(3)	(100.0)%	—	NM
Total Deposits	$131,897	$131,132	$122,937	$119,767	$116,656	$765	0.6%	15,241	13.1%

	Average Balances
($ amounts in millions)	3Q21	2Q21	1Q21	4Q20	3Q20	3Q21 vs. 2Q21		3Q21 vs. 3Q20
Consumer Bank Segment	$79,098	$78,200	$72,949	$69,912	$68,842	$898	1.1%	$10,256	14.9%
Corporate Bank Segment	42,525	42,966	40,285	40,581	38,755	(441)	(1.0)%	3,770	9.7%
Wealth Management Segment	9,873	9,519	9,281	8,884	8,658	354	3.7%	1,215	14.0%
Other (1)	401	447	422	390	401	(46)	(10.3)%	—	—%
Total Deposits	$131,897	$131,132	$122,937	$119,767	$116,656	$765	0.6%	$15,241	13.1%

	Average Balances
($ amounts in millions)	3Q21	2Q21	1Q21	4Q20	3Q20	3Q21 vs. 2Q21		3Q21 vs. 3Q20
Wealth Management - Private Wealth	$9,036	$8,673	$8,442	$8,106	$7,723	$363	4.2%	$1,313	17.0%
Wealth Management - Institutional Services	837	846	839	778	935	(9)	(1.1)%	(98)	(10.5)%
Total Wealth Management Segment Deposits	$9,873	$9,519	$9,281	$8,884	$8,658	$354	3.7%	$1,215	14.0%

	Average Balances
	Nine Months Ended September 30
($ amounts in millions)	2021	2020	2021 vs. 2020
Interest-free deposits	$55,163	$42,323	$12,840	30.3%
Interest-bearing checking	24,835	21,046	3,789	18.0%
Savings	13,535	9,973	3,562	35.7%
Money market—domestic	30,322	27,395	2,927	10.7%
Low-cost deposits	123,855	100,737	23,118	22.9%
Time deposits	4,830	6,712	(1,882)	(28.0)%
Total Customer Deposits	128,685	107,449	21,236	19.8%
Corporate treasury time deposits	2	121	(119)	(98.3)%
Corporate treasury other deposits	1	212	(211)	(99.5)%
Total Deposits	$128,688	$107,782	$20,906	19.4%

	Average Balances
	Nine Months Ended September 30
($ amounts in millions)	2021	2020	2021 vs. 2020
Consumer Bank Segment	$76,772	$64,773	$11,999	18.5%
Corporate Bank Segment	41,932	33,945	7,987	23.5%
Wealth Management Segment	9,560	8,372	1,188	14.2%
Other (1)	424	692	(268)	(38.7)%
Total Deposits	$128,688	$107,782	$20,906	19.4%

	Average Balances
	Nine Months Ended September 30
($ amounts in millions)	2021	2020	2021 vs. 2020
Wealth Management - Private Wealth	$8,719	$7,395	$1,324	17.9%
Wealth Management - Institutional Services	841	977	(136)	(13.9)%
Total Wealth Management Segment Deposits	$9,560	$8,372	$1,188	14.2%
________
(1)Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits).

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2021 Earnings Release
Reconciliation to GAAP Financial Measures
Tangible Common Ratios
The following tables provide the calculation of the end of period “tangible common shareholders’ equity” and "tangible common book value per share" ratios, and a reconciliation of shareholders’ equity (GAAP) to tangible common shareholders’ equity (non-GAAP). Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders' equity, we believe that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		As of and for Quarter Ended
($ amounts in millions, except per share data)		9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Tangible Common Ratios
Shareholders’ equity (GAAP)		$18,605	$18,252	$17,862	$18,111	$17,904
Less:
Preferred stock (GAAP)		1,659	1,659	1,656	1,656	1,656
Intangible assets (GAAP)		5,282	5,289	5,295	5,312	5,316
Deferred tax liability related to intangibles (GAAP)		(97)	(96)	(96)	(106)	(105)
Tangible common shareholders’ equity (non-GAAP)	A	$11,761	$11,400	$11,007	$11,249	$11,037
Total assets (GAAP)		$156,153	$155,610	$153,331	$147,389	$145,180
Less:
Intangible assets (GAAP)		5,282	5,289	5,295	5,312	5,316
Deferred tax liability related to intangibles (GAAP)		(97)	(96)	(96)	(106)	(105)
Tangible assets (non-GAAP)	B	$150,968	$150,417	$148,132	$142,183	$139,969
Shares outstanding—end of quarter	C	955	955	961	960	960
Tangible common shareholders’ equity to tangible assets (non-GAAP) (1)	A/B	7.79%	7.58%	7.43%	7.91%	7.88%
Tangible common book value per share (non-GAAP) (1)	A/C	$12.32	$11.94	$11.46	$11.71	$11.49
_________
(1)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2021 Earnings Release
Forward-Looking Statements
This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below:
•Current and future economic and market conditions in the United States generally or in the communities we serve (in particular the Southeastern United States), including the effects of possible declines in property values, increases in unemployment rates, financial market disruptions and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions.
•Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings.
•Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity.
•The impact of pandemics, including the ongoing COVID-19 pandemic, on our businesses, operations, and financial results and conditions. The duration and severity of the ongoing COVID-19 pandemic, which has disrupted the global economy, has and could continue to adversely affect our capital and liquidity position, impair the ability of borrowers to repay outstanding loans and increase our allowance for credit losses, impair collateral values, and result in lost revenue or additional expenses. The pandemic could also result in goodwill impairment charges and the impairment of other financial and nonfinancial assets, and increase our cost of capital.
•Any impairment of our goodwill or other intangibles, any repricing of assets, or any adjustment of valuation allowances on our deferred tax assets due to changes in tax law, adverse changes in the economic environment, declining operations of the reporting unit or other factors.
•The effect of new tax legislation and/or interpretation of existing tax law, which may impact our earnings, capital ratios, and our ability to return capital to shareholders.
•Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases.
•Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, credit loss provisions or actual credit losses where our allowance for credit losses may not be adequate to cover our eventual losses.
•Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities.
•Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs.
•Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income.
•Our ability to effectively compete with other traditional and non-traditional financial services companies, including fintechs, some of whom possess greater financial resources than we do or are subject to different regulatory standards than we are.
•Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue.
•Our inability to keep pace with technological changes, including those related to the offering of digital banking and financial services, could result in losing business to competitors.
•Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, including as a result of the recent change in U.S. presidential administration and control of the U.S. Congress, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.
•Our capital actions, including dividend payments, common stock repurchases, or redemptions of preferred stock or other regulatory capital instruments, must not cause us to fall below minimum capital ratio requirements, with applicable buffers taken into account, and must comply with other requirements and restrictions under law or imposed by our regulators, which may impact our ability to return capital to shareholders.
•Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance of such tests and requirements.
•Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition and market perceptions of us could be negatively impacted.
•The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries.
•The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results.
•Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our businesses.
•Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and nonfinancial benefits relating to our strategic initiatives.
•The risks and uncertainties related to our acquisition or divestiture of businesses, including our recently completed acquisition of EnerBank and risks related to such acquisition, including that the expected synergies, cost savings and other financial or other benefits may not be realized within the expected timeframes, or might be less than projected; difficulties in integrating the business; and the inability of Regions to effectively cross-sell products to EnerBank’s customers; as well as our pending acquisition of Sabal and risks related to such acquisition, including delays in closing the transaction; that the expected synergies, cost savings, and other financial or other benefits of the transaction might not be realized within the expected timeframes, or might be less than projected; and difficulties in integrating Sabal’s business.
•The success of our marketing efforts in attracting and retaining customers.
•Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time.
•Fraud or misconduct by our customers, employees or business partners.
•Any inaccurate or incomplete information provided to us by our customers or counterparties.
•Inability of our framework to manage risks associated with our businesses, such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act or failure to deliver our services effectively.
•Dependence on key suppliers or vendors to obtain equipment and other supplies for our businesses on acceptable terms.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2021 Earnings Release
•The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts.
•The effects of geopolitical instability, including wars, conflicts, civil unrest, and terrorist attacks and the potential impact, directly or indirectly, on our businesses.
•The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage (specifically in the Southeastern United States), which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. The severity and impact of future earthquakes, fires, hurricanes, tornadoes, droughts, floods and other weather-related events are difficult to predict and may be exacerbated by global climate change.
•Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries.
•Our ability to identify and address cyber-security risks such as data security breaches, malware, ransomware, “denial of service” attacks, “hacking” and identity theft, including account take-overs, a failure of which could disrupt our businesses and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation.
•Our ability to achieve our expense management initiatives.
•Market replacement of LIBOR and the related effect on our LIBOR-based financial products and contracts, including, but not limited to, derivative products, debt obligations, deposits, investments, and loans.
•Possible downgrades in our credit ratings or outlook could, among other negative impacts, increase the costs of funding from capital markets.
•The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook, which could result in risks to us and general economic conditions that we are not able to predict.
•The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.
•The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses.
•Our ability to receive dividends from our subsidiaries, in particular Regions Bank, could affect our liquidity and ability to pay dividends to shareholders.
•Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analyses relating to how such changes will affect our financial results could prove incorrect.
•Other risks identified from time to time in reports that we file with the SEC.
•Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated.
•The effects of any damage to our reputation resulting from developments related to any of the items identified above.
The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” of Regions’ Annual Report on Form 10-K for the year ended December 31, 2020 and the "Risk Factors" of Regions' Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 as filed with the SEC.
Further, statements about the potential effects of the COVID-19 pandemic on our businesses, operations, and financial results and conditions may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic (including any resurgences), actions taken by governmental authorities in response to the pandemic and their success, the effectiveness and acceptance of any vaccines, and the direct and indirect impact of the pandemic on our customers, third parties and us.
The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law.
Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Jeremy King at (205) 264-4551.